MYR GROUP

FINANCIAL SNAPSHOT

"Our strong first-quarter 2021 financial results included **record high quarterly net income, EBITDA**, and **EPS**. **Net Income of $19.9 million**, doubled our first quarter 2020 net income, along with **increases in revenues, gross profit, EBITDA**, and **free cash flow** as compared to the same period of 2020. We believe current economic conditions, the shift toward clean energy, and the need to replace aging infrastructure to strengthen the grid, coupled with a healthy market will continue to drive near term opportunities."

Rick Swartz
President and CEO

FINANCIAL OVERVIEW AS OF MARCH 31, 2021

LTM REVENUE	LTM EBITDA*	LTM NET INC.	LTM EPS
$2.32B	**$144.3M**	**$68.8M**	**$4.06**
↑ 9.4% LTM YoY	↑ 34.1% LTM YoY	↑ 70.7% LTM YoY	per diluted share ↑ 69.2% LTM YoY

*See reconciliation of non-GAAP measures in our recently filed press release and investor presentation.

Q1 HIGHLIGHTS

First quarter **revenues** of **$592.5 million**
↑ $74.0 (14.3%) Q1 YoY

First quarter **net income** of **$19.9 million**, or $1.17 per diluted share
↑ $0.58 (98.3%) Q1 YoY

Backlog remains strong at **$1.64 billion**
↑ 6.7% Q1 YoY

BUSINESS SEGMENTS

TRANSMISSION & DISTRIBUTION

$314.9M	$1.21B
First Quarter 2021 Revenues	Q1 LTM 2021

COMMERCIAL & INDUSTRIAL

$277.6M	$1.11B
First Quarter 2021 Revenues	Q1 LTM 2021

COMPANY PROFILE

MYR GROUP CONSISTS OF THE FOLLOWING SUBSIDIARIES:

- The L.E. Myers Co.
- Sturgeon Electric Company, Inc.
- Harlan Electric Company
- MYR Energy Services, Inc.
- Great Southwestern Construction, Inc.
- E.S. Boulos Company
- High Country Line Construction, Inc.
- Huen Electric, Inc.
- CSI Electrical Contractors, Inc.
- GSW Integrated Services, LLC
- Western Pacific Enterprises Ltd.



LOCATIONS THROUGHOUT THE U.S. AND WESTERN CANADA

COMPANY DATA

$362.7M
CREDIT FACILITY
(AVAILABILITY AT 3/31/2021 ON OUR $375M CREDIT FACILITY)

7,200+
TOTAL EMPLOYEES

130+
YEARS OF EXPERIENCE

7 OF 9 ARE INDEPENDENT
BOARD OF DIRECTORS
(CHAIRMAN & CEO ARE SEPARATE POSITIONS)

TCIR 1.06
LTIR 0.11
EXCELLENT 2020 SAFETY STATS
(TOTAL CASE INCIDENT RATE & LOST TIME INCIDENT RATE)

WWW.MYRGROUP.COM | 12150 E 112TH AVENUE, HENDERSON, CO 80640 | 303.286.8000 | NASDAQ: MYRG